UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2014

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Agreement Item 3.02 Unregistered Sales of Equity Securities

On May 5, 2014 the Company entered into a one year consulting contract as Security Consultant with Bmullan and Associates, a company wholly owned by Brian Mullan. Upon signing of the contract of acceptance the Company issued 55,000 common shares at a deemed price of $0.30. Based on the milestones listed in the contract, Mr. Mullan or his company can be eligible to receive up to a total of 275,000 common shares of the Company.

The Company issued 55,000 common shares at a deemed price of $0.30 per the terms of the consulting contracts to one (1) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the appointment is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Contract dated May 3, 2014
99.1	Press Release dated May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2014

Lexaria Corp.

(Signature) By: “/s/ Chris Bunka”
                            Chris Bunka
                            President & CEO